UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 14, 2007

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

On August 14, 2007, XOMA (US) LLC and XOMA Ltd. entered into revised employment agreements and revised change of control severance agreements with certain of their respective executives, including three of XOMA Ltd.’s executive officers, forms of which agreements are incorporated herein by reference as Exhibits 10.1 and 10.2.  The basic terms of these revised agreements are unchanged from the employment and change of control severance agreements entered into in July of 2006; the revisions are intended to reflect the finalization of certain US Treasury regulations in order to preserve for the employees the intended tax treatment of payments under the original agreements.

As did the original employment agreements, each revised employment agreement provides in general for the named executive’s employment in the position with the title specified in his agreement at a salary of not less than the amount per year specified in his agreement.  Under the revised employment agreements, the executives are entitled to participate in any benefit plan for which key executives are eligible, including the Management Incentive Compensation Plan established effective July 1, 1993, as amended.  Upon termination of his employment for any reason other than cause or upon his resignation for good reason, each executive will be entitled to a severance payment equal to a specified percentage of his then current base salary and target bonus for the then current fiscal year and benefits for a period of time specified in his revised agreement, as well as outplacement services for a period of time specified in the agreement not to exceed a value specified in the agreement.  Each revised employment agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless notice of non-extension of the term is given by either party.

As did the original change of control severance agreements, each revised change of control severance agreement provides in general that, in the event that the named executive is involuntarily terminated within an eighteen month period following a change of control, as defined in the agreement, of XOMA Ltd., the executive will be entitled to (in lieu of his severance payment and benefits under his revised employment agreement) a severance payment equal to a percentage of his then current base salary and target bonus for the then current fiscal year and benefits for a period of time specified in his revised agreement, as well as outplacement services for a period of time specified in the agreement not to exceed a value specified in the agreement.  The revised change of control severance agreements will terminate if the executive is terminated prior to a change of control or once all obligations thereunder have been satisfied.

The names, titles and various amounts and periods referred to above as being specified in the agreements, insofar as they relate to three of XOMA Ltd.’s executive officers, are set forth in a reference schedule following each form of agreement.  These forms also provided the basis for the employment and change of control severance agreements entered into in August of 2007 with Steven B. Engle, XOMA Ltd.’s other executive officer, which were described in, and filed as exhibits to, XOMA Ltd.’s Current Report on Form 8-K filed August 7, 2007.

Item 9.01.             Financial Statements and Exhibits

(c)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Employment Agreement entered into between XOMA (US) LLC and certain of its executives, with reference schedule.

10.2	Form of Change of Control Severance Agreement entered into between XOMA Ltd. and certain of its executives, with reference schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2007	XOMA LTD.
By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary